                                                                    Exhibit 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




         We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-39129, No. 333-59859, No. 33-85272 and No.
33-94972) of Mattson Technology, Inc. of our report dated September 4, 1997 relating to the financial statements of Concept Systems Design, Inc., which appears in the Current Report on Form 8-K/A of Mattson Technology, Inc. dated May 6, 1999.


     /s/  Arthur Andersen LLP
---------------------------------------
Arthur Andersen LLP



May 3, 1999
San Jose, California





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